Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Acorn Holding Corp. (the “Company”) on Form 10-QSB for the quarter ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Carla Faucett, Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the
 Company.

By	/s/ Carla Faucett

Carla Faucett
Principal Financial and Accounting Officer
February 15, 2006

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